First Quarter 2022 Earnings Presentation M A Y 2 , 2 0 2 2

2 D I S C L A I M E R IMPORTANT: You must read the following information before continuing to the rest of the presentation, which is being provided to you for informational purposes only. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters such as future financial and operational performance, including revenue and adjusted pre-tax income. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including, the effects of competition on our business; our ability to attract and retain customers across all of our markets and products; financial, political and legal conditions; actions of regulators and the negative impact of those actions on our business; the future impact of COVID-19 pandemic or any other global event on our business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses, including Flexiti and Heights Finance; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. Our determination of the provision for loan losses involves judgments that are inherently forward-looking. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason. NON-GAAP FINANCIAL MEASURES In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income from continuing operations minus certain non-cash and other adjusting items); Adjusted Earnings Per Share (Adjusted net income divided by diluted weighted average shares outstanding); Adjusted Pre-Tax Income, (Income from continuing operations before income taxes minus certain non-cash and other adjusting items); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); and Adjusted operating expense. Such measures are intended as a supplemental measure of our performance that are not required by, or presented in accordance with, GAAP. We present these non-GAAP financial measures because we believe that, when viewed with our GAAP results and the accompanying reconciliation, such measures provide useful information for comparing our performance over various reporting periods as they remove from our operating results the impact of items that we believe do not reflect our core operating performance. These non-GAAP financial measures are not substitutes for any GAAP financial measure and there are limitations to using them. Although the Company believes that these non-GAAP financial measures can make an evaluation of our operating performance more consistent because they remove items that do not reflect our core operations, other companies in the Company’s industry may define their own non-GAAP financial measures differently or use different measures. As a result, it may be difficult to use any non-GAAP financial measure to compare the performance of other companies to our performance. The non-GAAP financial measures presented in these slides should not be considered as measures of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to GAAP results and using these non-GAAP financial measures as supplemental measures. Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics are included on slides 11 to 16. All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

3 LOAN BALANCES 1 ($Millions) 1 Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs. Please see appendix, slide 16, for reconciliation. 2 Heights Finance balances reflect fair value adjustments recorded in the opening acquired balance sheet for purchase accounting. Heights Finance is included as part of the U.S. segment. 3 Excludes Heights Finance 4 U.S. run-off portfolios include Verge Credit, California Installment, Virginia and Illinois. $302 $276 $257 $292 $330 $344 $361 $391 $427 $448 $201 $221 $302 $459 $542 $440 $344 $235 $245 $268 $218 $224 $233 $237 $220 $471 $463 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Canada Direct Lending Canada POS Lending U.S. Heights Finance $743 $620 $492 $537 $598 $763 $806 $926 $1,594 2 $1,673 Loan Growth Trends Y-o-Y $ Change Y-o-Y % Change Sequential $ Change Sequential % Change Canada Direct Lending $104.4 30.4% $20.9 4.9% Canada POS Lending $340.2 168.8% $82.6 18.0% U.S.3 (ex. runoff portfolios4) $52.8 34.2% -$9.5 -4.4% Q1 2022 CHANGE IN LOANS 1 ($Millions)

4 Provision for loan losses by Segment (USD, $Millions) $111 $85 $41 $43 $59 $26 $33 $48 $56 $64 $19 $27 $9 $11 $11 $9 $9 $14 $23 $22 $1 $3 $8 $13 $9 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 U.S. Canada Direct Lending Canada POS Lending -$11 -$25 -$14 -$5 -$1 $6 -$4 $5 -$2 $6 $11 $6 -$2 -$5 -$28 $4 $5 -$17 -$7 $7 $15 $12 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 U.S. Canada Direct Lending Canada POS $2 $8 Net Impact: Provision for loan losses minus net charge-offs by segment (USD, $Millions) Quarterly Net Charge-Off Rate % by Segment CANADA DIRECT LENDING PAST DUE AR %1 0% 2% 4% 6% 8% 10% 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 1-30 DPD 31-60 DPD 61+ DPD 0% 5% 10% 15% 20% 25% 30% 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 1-30 DPD 31-60 DPD 61+ DPD U.S. DIRECT LENDING PAST DUE AR %1 1 Periods presented prior to 1Q22 exclude Single-Pay Credit Trends • Relative sequential loan balances and credit performance affect provision for loan losses comparisons • Delinquencies remain below pre-COVID levels with recent increases driven by continued loan growth, new customer and origination channel mix, seasonality and waning stimulus 25.2% 24.7% 22.8% 17.2% 21.0% 16.2% 17.2% 21.6% 24.4% 14.7% 20.6% 6.8% 7.5% 4.9% 3.2% 3.5% 3.8% 3.5% 3.3% 4.4% 5.5% 0.7% 0.7% 0.5% 0.5% 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 U.S. NCO rate (%) U.S. NCO rate (excluding Heights Finance) (%) Canada Direct Lending NCO rate (%) Canada POS Lending NCO rate (%)

5 Consolidated Financial Performance Recap Sequential Revenue Growth across all businesses continued REVENUE ($Millions) ADJUSTED EBITDA 1 ($Millions) ADJUSTED EARNINGS PER SHARE 1 $0 $100 $200 $300 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue Net revenue $68 $66 $51 $36 $34 $64 $50 $38 $17 $54 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 $0.80 $0.77 $0.53 $0.27 $0.20 $0.69 $0.40 $0.15 -$0.29 $0.15 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Q122 1 Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 11 through 16. • Consolidated revenue was $290 million, an increase of 48% from the same quarter last year • Net revenue increased $32 million, or 20%, year over year and increased $66 million, or 29%, sequentially • Adjusted EBITDA1 of $54 million and adjusted earnings of $0.15 per share1 • Net income declined $24 million, or 95%, year over year due to provision for loan losses and higher interest expense • 1Q21 provision for loan losses was $17 million less than NCOs due to government stimulus and other pandemic-related behavior reduced demand • 1Q22 provision for loan losses was $12 million more than NCOs due to credit normalization and strong sequential loan growth • Interest expense increased $19 million, or 96%, year over year due to additional funding needed to finance the Heights Finance acquisition and further loan growth

6 Financial Performance: Canada Direct Lending Consistent Robust Loan Growth LOAN BALANCES ($Millions) $302 $276 $257 $292 $330 $344 $361 $391 … $448 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $10 $20 $30 $40 $50 $60 $70 $80 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue Net revenue $17 $5 $12 $13 $19 $22 $25 $24 $18 $19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue ($Millions) Adjusted Pre-tax Income1 ($Millions) 1 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 11-16. $427 • Loans receivable grew 30% year over year and 5% sequentially due to growth in Revolving LOC loans • Revenue increased 22% year over year and 1% sequentially • Adjusted EBITDA increased by $2 million sequentially due to net revenue growth • NCO rate increased to 5.5% from 3.8% in 1Q21 and 4.4% in 4Q21 due to new customer, channel mix and seasonality; remains lower than pre-pandemic levels (e.g. 4Q19 - 6.8%) 1Q 2022 Highlights $20 $8 $16 $16 $22 $26 $29 $27 $21 $24 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Adjusted EBITDA1 ($Millions)

7 Financial Performance: Canada POS Lending Continued Robust Loan Growth LOAN BALANCES ($Millions) $202 $221 $302 … $542 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $5 $10 $15 $20 $25 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue Net revenue -$2 -$1 -$6 -$15 -$6 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue ($Millions) Adjusted Pre-tax Income1 ($Millions) 1 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 11-16. $459 • Loans receivable increased 169% year over year and 18% sequentially due to growth driven by big-ticket retailers; 3x increase year over year originations • Revenue increased 36% sequentially • Adjusted EBITDA increased $10 million sequentially on net interest and merchant discount revenue growth • NCO rate was flat sequentially 1Q 2022 Highlights -$1 $2 -$2 -$9 $1 1Q21 2Q21 3Q21 4Q21 1Q22 Adjusted EBITDA1 ($Millions)

CURO Canada: Revising Revenue and Earnings Outlook 8 Continued execution of strong volume growth as a leading financial services provider in Canada Revised outlook based on current macro environment and recent trends Revenue expected to grow from C$366 Million in 2021 to C$831 Million in 2023 (previously C$735 Million) Adjusted pre-tax income expected to grow from C$82 Million in 2021 to C$204 Million in 2023 (previously C$210 Million) Revising Revenue Outlook… Annual Revenue (C$Millions) Note: Please refer to page 2 for cautionary language regarding forward-looking statements. 1 Does not reflect contemplated adjustments related to the Current Expected Credit Loss (CECL) standard in Topic 326 under U.S. GAAP, which the Company will adopt on January 1, 2023. …and Profitability Forecasts Annual Adjusted Pre-tax Income (C$Millions) $44 $175 $155 $335 $371$322 $375 $397 $400 $460 Canada Direct Lending Canada POS Lending 2021A 2022E 2023E1 $550 $735 $366 $552 $831 -$30 -$12 -$27 $70 $59 $112 $120 $109 $140 $145 Canada Direct Lending Canada POS Lending $82$82 $108 $204$210 2021A 2022E 2023E1 8

9 Financial Performance: U.S. Direct Lending Solid U.S. Loan Balances LOAN BALANCES1 ($Millions) $440 $344 $235 $245 $268 $218 $224 $233 … $683 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 1 Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs $0 $50 $100 $150 $200 $250 $300 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue Net revenue $29 $40 $16 $1 -$6 $21 -$1 -$7 -$17 $04Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Revenue ($Millions) Adjusted Pre-tax Income2 ($Millions) 2 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 11-16. $708 • Loans receivable declined 4% sequentially • Revenue increased 43% due to a full quarter of Heights Finance operations • Adjusted EBITDA increased $25 million sequentially because of normalized loan provisioning on loan growth and a full quarter of Heights Finance operations • NCO rate decreased to 14.7% from 24.4% in 4Q21 due to a full quarter of Heights Finance operations 1Q 2022 Highlights $47 $58 $35 $20 $12 $39 $19 $12 $4 $30 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Adjusted EBITDA2 ($Millions)

10 Appendix

Historical Consolidated Adjusted EBITDA Reconciliation

CURO

($Millions)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net Income (Loss) from continuing operations	**$29.6**	**$36.0**	**$21.1**	**$12.9**	**$4.5**	**$25.7**	**$104.5**	**$(42.0)**	**$(28.9)**	**$1.3**
Provision (Benefit) for Income Taxes	9.8	1.9	1.1	(0.8)	3.7	8.4	34.2	(13.4)	(8.0)	1.1
Interest Expense	17.7	17.3	18.3	18.4	18.7	19.5	23.5	25.8	28.5	38.3
Depreciation and Amortization	4.5	4.6	4.4	4.4	4.2	5.0	7.4	7.3	7.3	9.8
EBITDA	**$61.5**	**$59.8**	**$44.9**	**$34.8**	**$31.1**	**$58.7**	**$169.5**	**$(22.3)**	**$(1.1)**	**$50.6**
Loss (income) from equity method investment[1]	1.2	1.6	(0.7)	(3.5)	(1.9)	(0.5)	(1.7)	1.6	(3.0)	(1.6)
Gain from equity method investment[2]	-	-	-	-	-	-	(135.4)	-	-	-
Share-based compensation[3]	2.7	3.2	3.3	3.4	3.0	2.7	3.5	4.0	3.8	4.1
Restructuring costs[4]	-	-	-	-	-	-	5.8	5.6	1.3	1.1
Legal and other costs[5]	1.8	0.9	0.8	1.0	0.2	-	-	0.4	1.7	0.1
Acquisition-related adjustments[6]	-	-	-	-	-	-	5.5	4.3	4.2	0.2
Change in fair value of contingent consideration[7]	-	-	-	-	-	-	-	3.8	2.4	(0.3)
Loss on extinguishment of debt[8]	-	-	-	-	-	-	-	40.2	-	-
Canada GST adjustment[9]	-	-	2.2	-	-	-	-	-	-	-
Transaction costs[10]	0.3	0.2	0.1	0.4	2.0	3.2	3.2	0.1	7.3	0.2
Other Adjustments[11]	(0.1)	-	0.6	0.0	(0.0)	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)
Adjusted EBITDA	**$67.5**	**$65.8**	**$51.1**	**$36.1**	**$34.3**	**$63.8**	**$50.3**	**$37.6**	**$16.5**	**$54.3**
Adjusted EBITDA Margin	*22.3%*	*23.4%*	*28.0%*	*19.8%*	*17.0%*	*32.4%*	*26.8%*	*18.0%*	*7.4%*	*18.7%*

For a description of each addback, refer to slide 14.

11

Historical Consolidated Adjusted Net Income Reconciliation

CURO

($Millions, except per share data)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net Income (Loss) from continuing operations	$29.6	$36.0	$21.1	$12.9	$4.5	$25.7	$104.5	$(42.0)	$(28.9)	$1.3
Loss (income) from equity method investment[1]	1.2	1.6	(0.7)	(3.5)	(1.9)	(0.5)	(1.7)	1.6	(3.0)	(1.6)
Gain from equity method investment[2]	-	-	-	-	-	-	(135.4)	-	-	-
Share-based compensation[3]	2.7	3.2	3.3	3.4	3.0	2.7	3.5	4.0	3.8	4.1
Restructuring costs[4]	-	-	-	-	-	-	5.8	5.6	1.3	1.1
Legal and other costs[5]	1.8	0.9	0.8	1.0	0.2	-	-	0.4	1.7	0.1
Acquisition-related adjustments[6]	-	-	-	-	-	-	5.5	4.3	4.2	0.2
Change in fair value of contingent consideration[7]	-	-	-	-	-	-	-	3.8	2.4	(0.3)
Loss on extinguishment of debt[8]	-	-	-	-	-	-	-	42.3	-	-
Canada GST adjustment[9]	-	-	2.2	-	-	-	-	-	-	-
Transaction costs[10]	0.3	0.2	0.1	0.4	2.0	3.2	3.2	0.1	8.9	0.2
Intangible asset amortization[12]	0.6	0.7	0.8	0.8	0.7	0.8	1.9	1.8	1.8	3.0
Income tax valuations[13]	-	-	(3.5)	-	-	-	-	-	-	-
Impact of tax law changes[14]	-	(9.1)	-	(2.1)	-	-	-	-	-	-
Cumulative tax effect of adjustments[15]	(1.4)	(1.3)	(1.9)	(1.4)	0.1	(1.7)	30.2	(15.4)	(4.6)	(1.8)
Adjusted net income from continuing operations	$34.8	$32.2	$22.2	$11.3	$8.6	$30.1	$17.4	$6.4	$(12.3)	$6.3
Net income (loss) from continuing operations	$29.6	$36.0	$21.1	$12.9	$4.5	$25.7	$104.5	$(40.2)	$(28.9)	$1.3
Diluted Weighted Average Shares Outstanding	43.2	41.9	41.5	41.8	42.6	43.6	43.7	41.2	40.3	41.3
Adjusted Diluted Weighted Average Shares Outstanding[16]	43.2	41.9	41.5	41.8	42.6	43.6	43.7	43.3	42.4	41.3
Diluted (Loss) Earnings per Share from Continuing Operations	$0.68	$0.86	$0.51	$0.31	$0.11	$0.59	$2.39	$(1.02)	$(0.72)	$0.03
Per share impact of adjustments to net income (loss) from Continuing Operations	$0.12	($0.09)	$0.02	($0.04)	$0.09	$0.10	($1.99)	$1.17	$0.43	$0.12
Adjusted Diluted Earnings per Share from Continuing Operations	$0.80	$0.77	$0.53	$0.27	$0.20	$0.69	$0.40	$0.15	$(0.29)	$0.15

For a description of each addback, refer to slide 14.

12

13 Historical Consolidated Adjusted Pre-Tax Income Reconciliation ($Millions, except per share data) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Pre-tax income (loss) from continuing operations $38.0 $22.1 $12.1 $8.2 $34.2 $138.7 $(55.4) $(36.9) $2.4 Loss (income) from equity method investment1 1.6 (0.7) (3.5) (1.9) (0.5) (1.7) 1.6 (3.0) (1.6) Gain from equity method investment2 - - - - - (135.4) - - - Share-based compensation3 3.2 3.3 3.4 3.0 2.7 3.5 4.0 3.8 4.1 Restructuring costs4 - - - - - 5.8 5.6 1.3 1.1 Legal and other costs5 0.9 0.8 1.0 0.2 - - 0.4 1.7 0.1 Acquisition-related adjustments6 - - - - - 5.5 4.3 4.2 0.2 Change in fair value of contingent consideration7 - - - - - - 3.8 2.4 (0.3) Loss on extinguishment of debt8 - - - - - - 42.3 - - Transaction costs10 0.2 0.1 0.4 2.0 3.2 3.2 0.1 8.9 0.2 Intangible asset amortization11 0.7 0.8 0.8 0.7 0.8 1.9 1.8 1.8 3.0 Adjusted pre-tax income (loss) from continuing operations $44.6 $26.4 $14.1 $12.2 $40.3 $21.4 $8.5 $(15.7) $9.2 For a description of each addback, refer to slide 14.

14 # Description 1 The amounts reported includes our share of estimated U.S. GAAP net (income) loss of Katapult. 2 During the year ended December 31, 2021, we recorded a gain on our investment in Katapult of $135.4 million. The gain represents cash we received, net of the basis of our investment in Katapult, upon the completion of the business combination between Katapult and FinServ. 3 The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period. 4 Restructuring costs for the three months ended March 31, 2022 resulted from U.S. store closures and related costs and certain severance payments to eliminate duplicate roles. Restructuring costs for the year ended December 31, 2021 resulted from U.S. store closures and consisted of (i) severance costs for store employees, (ii) lease termination costs, and (iii) accelerated depreciation, partially offset by the net write-off of right-of-use assets and lease liabilities. 5 Legal and other costs for the three months ended March 31, 2022 primarily related to settlement costs related to certain legal matters. Legal and other costs for the year ended December 31, 2021 included fees incurred in certain legal matters in which CURO was the plaintiff. Legal and other costs for the year ended December 31, 2020 included costs for certain litigation and related matters of $2.4 million and severance costs for certain corporate employees of $0.5 million. Legal and other costs for the three months ended December 31, 2019 included $1.8 million due to eliminating 121 positions in North America in the first quarter. 6 During the three months ended March 31, 2022 and the year ended December 31, 2021, $0.2 million and $13.9 million, respectively, of acquisition-related adjustments relate to the acquired Flexiti loan portfolio as of March 10, 2021. 7 In connection with our acquisition of Flexiti, we recorded a $0.3 million adjustment and a $6.2 million adjustment related to the fair value of the contingent consideration for the three months ended March 31, 2022 and year ended December 31, 2021, respectively. 8 On July 30, 2021, we entered into new 7.50% Senior Secured Notes due 2028, which were used on August 12, 2021 to extinguish the 8.25% Senior Secured Notes due 2025. During the year ended December 31, 2021, $40.2 million from the loss on the extinguishment of debt in determining Adjusted EBITDA was due to the early redemption of the 8.25% Senior Secured Notes due 2025. An additional $2.1 million of interest was incurred for the year ended December 31, 2021 in determining Adjusted Net income, which represents interest on the 8.25% Senior Secured Notes due 2025 for the period between July 30, 2021 and August 12, 2021. This is the period during which the 8.25% Senior Secured Notes and 7.50% Senior Secured Notes were outstanding. 9 The Company received a Notice of Adjustment from Canadian tax authority auditors in the second quarter 2020 related to the treatment of certain expenses in prior years for purposes of calculating the GST due. 10 Transaction costs for the three months ended March 31, 2022 relate to our Heights Finance acquisition in December 2021. Transaction costs for the year ended December 31, 2021 in determining Adjusted EBITDA and Adjusted Net Income relate to (i) our Heights Finance acquisition in December 2021, (ii) our Flexiti acquisition in March 2021, and (iii) the Katapult and FinServ business combination in June 2021. Transaction costs in determining ANI for the year ended December 31, 2021 also included prepayment fees of $1.7 million for our Non-Recourse Flexiti SPE Facility in connection to the signing of the Non-Recourse Flexiti Securitization Facility in December 2021. Transaction costs for the year ended December 30, 2020 relate to the acquisition of Ad Astra and legal and advisory costs related to the Flexiti acquisition. Transaction costs for the three months ended December 31, 2019 relate to legal and advisory costs related to the acquisition of Ad Astra, which closed January 3, 2020. 11 Other adjustments include the intercompany foreign exchange impact. 12 The amortization expense on intangible assets through March 31, 2021 was recognized on a straight-line basis over the life of the intangible asset. Intangible asset amortization for periods after March 31, 2021 included amortization of identifiable intangible assets established in connection with the acquisition of Flexiti. 13 In the second quarter of 2020, a Texas court ruling related to the apportionment of income to the state for another company resulted in a change in estimate regarding the realization of a tax benefit previously taken. Accordingly, we recorded a $1.1 million liability for our estimated exposure related to this position. Also in the second quarter of 2020, we released a $4.6 million valuation allowance related to NOLs for certain entities in Canada. 14 On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was enacted by the U.S. Federal government in response to the COVID-19 pandemic. The CARES Act, among other things, allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. For the year ended December 31, 2020, we recorded an income tax benefit of $11.3 million related to the carryback of NOL from tax years 2018 and 2019. 15 Cumulative tax effect of adjustments included in Reconciliation of Net income from continuing operations to Adjusted Net Income table is calculated using the estimated incremental tax rate by country. 16 We calculate Adjusted Diluted Earnings per Share utilizing diluted shares outstanding as of December 31, 2021. If we record a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings per Share from continuing operations reflect the number of diluted shares we would have reported if reporting Net income from continuing operations under U.S. GAAP. Description of adjustments for Consolidated Adjusted EBITDA, Consolidated Adjusted Net Income and Adjusted Operating Expense Reconciliations

15 Adjusted Operating Expense Reconciliation ($Millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Operating expense $110.4 $92.1 $100.3 $107.3 $107.2 $117.5 $126.4 $142.0 $153.5 Less: Depreciation and Amortization 4.5 4.4 4.4 4.2 5.0 7.4 7.3 7.3 9.8 Restructuring costs - - - - - 5.8 5.6 1.3 1.1 Legal and other costs 0.9 0.8 1.0 0.1 - - 0.4 1.8 0.1 Transaction costs 0.2 0.1 0.4 2.0 3.2 3.2 0.1 7.3 0.2 Acquisition-related costs - - - - - 5.5 4.3 4.2 0.2 Change in fair value of contingent consideration - - - - - - 3.8 2.4 (0.3) Canada GST Adjustment - 2.2 - - - - - - - Share-based compensation 3.2 3.3 3.4 3.0 2.7 3.5 4.0 3.8 4.1 Adjusted operating expense $101.5 $81.3 $91.2 $97.9 $96.4 $92.2 $100.8 $114.0 $138.3 For a description of each adjustment, refer to slide 14. Totals may not sum due to rounding.

16 Historical Gross Combined Loan Receivables ($Millions) 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Company-owned gross loans receivable $665.8 $564.4 $456.5 $497.4 $553.7 $731.0 $769.3 $882.4 $1,548.3 $1,628.6 Gross loans receivable guaranteed by the Company $76.7 $55.9 $34.1 $39.8 $44.1 $32.4 $37.1 $43.4 $46.3 $44.4 Gross combined loans receivable $742.5 $620.3 $490.6 $537.2 $597.8 $763.4 $806.4 $925.8 $1,594.6 $1,673.0 Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender.